Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 12:12 PM 11/30/2012 FILED 11:50 AM 11/30/2012 SRV 121279119 - 5250184 FILE

CERTIFICATE OF FORMATION

OF

             TALOS PRODUCTION LLC

1.)	The name of the limited liability company (the "LLC") is Talos Production LLC.

2.)	The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the LLC at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 29th day of November, 2012.

/s/ John Harrison
John Harrison
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:13 AM 12/21/2018 FILED 11:13 AM 12/21/2018 SR 20188310713 - File Number 5250184

CERTIFICATE OF MERGER

MERGING

TALOS ENERGY OPERATING GP LLC
WITH AND INTO
TALOS PRODUCTION LLC

December 21, 2018

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, Talos Production LLC, a Delaware limited liability company (the "Company") hereby certifies the following information relating to the merger of Talos Energy Operating GP LLC, a Delaware limited liability company ("Talos Operating GP") with and into the Company (the "Merger"):

FIRST: The name and state of formation of each of the constituent entities (the "Constituent Companies") of the Merger are as follows:

Name	State of Domicile

Talos Production LLC	Delaware

Talos Energy Operating GP LLC	Delaware

SECOND: The Agreement and Plan of Merger dated as of December 21,2018, by and between the Constituent Companies (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with Title 6, Section 18-209 of the Delaware Limited Liability Company Act,

THIRD: The Company is the surviving limited liability company of the Merger (the "Surviving Entity"), and the name of the Surviving Entity shall be "Talos Production LLC,"

FOURTH : This Certificate of Merger, and the Merger shall become effective on December 31,2018 at 11:59 p.m. eastern time,

FIFTH : The Limited Liability Company Agreement of the Surviving Entity shall be the existing Limited Liability Company Agreement of the Company, as amended and in effect immediately prior to the Merger.

SIXTH: The Merger Agreement is on file at the office of the Surviving Entity at 333 Clay Street, Suite 3300; Houston, Texas 77002.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of either the Company or Talos Operating GP.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

TALOS PRODUCTION LLC

By:	/s/ Deborah S. Huston
	Name:	Deborah S. Huston
	Title:	Vice President, Deputy General Counsel, and Assistant Secretary

Signature Page
Certificate of Merger

State of Delaware Secretary of State Division of Corporations Delivered 08:02 AM 11/27/2019 FILED 08:02 AM 11/27/2019 SR 20198329321 - File Number 5250184

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A
CORPORATION PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

November 27, 2019

In accordance with the provisions of Section 265 of the Delaware General Corporation Law (the "DGCL"). Talos Production LLC, a Delaware limited liability company (the "Limited Liability Company"), hereby executes this Certificate of Conversion (this "Certificate") for the purpose of converting the Limited Liability Company to a corporation (the "Corporation") and, in connection therewith, certifies as follows:

1.	The jurisdiction where the Limited Liability Company first formed is the State of Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is the State of Delaware.

3.	The date the Limited Liability Company first formed is November 30, 2012.

4.	The name of the Limited Liability Company immediately prior to filing this Certificate is Talos Production LLC.

5.	The name of the Corporation as set forth in the Certificate of Incorporation is Talos Production Inc.

6.	This Certificate shall become effective upon its filing with the Secretary of State of the State of Delaware.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company has executed this Certificate on the date first set forth above.

TALOS PRODUCTION LLC

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary

Signature Page to Certificate of Conversion of
Talos Production LLC to Talos Production Inc.

State of Delaware Secretary of State Division of Corporations Delivered 08:02 AM 11/27/2019 FILED 08:02 AM 11/27/2019 SR 20198329321 - File Number 5250184

CERTIFICATE OF INCORPORATION
OF
TALOS PRODUCTION INC.

FIRST: The name of the corporation is Talos Production Inc. (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value of $0.01 per share.

FIFTH: The name of the incorporator is Talos NewCo, Inc. and its mailing address is 333 Clay Street, Suite 3300, Houston, Texas 77002.

SIXTH: In furtherance of, and not in limitation of, the powers conferred by the General Corporation Law of Delaware, the Board of Directors of the Corporation (the "Board of Directors") is expressly authorized and empowered to adopt, amend, alter or repeal the bylaws of the Corporation.

SEVENTH: Upon the filing of this certificate of incorporation, the powers of the incorporator shall terminate. The name and mailing address of the people who are to serve as the initial directors until the first annual meeting of stockholders of the Corporation and such directors' successors are elected and qualified are as follows:

Name	Address
Timothy S. Duncan	c/o Talos Energy Inc. 333 Clay Street, Suite 3300 Houston, Texas 77002

William S. Moss III	c/o Talos Energy Inc. 333 Clay Street, Suite 3300 Houston, Texas 77002

EIGHTH: Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot.

NINTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

TENTH: No director of the corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH shall be prospective only and shall not adversely affect any right or protection of, or limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ELEVENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this certificate of incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by this certificate of incorporation and law; and all rights, preferences and privileges of any nature conferred upon directors, stockholders or any other persons by and pursuant to this certificate of incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

(Signature Page Follows)

2

The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate of incorporation, hereby declaring that this is its act and deed and that the facts herein stated are true, and accordingly has executed this certificate of incorporation on this 27th day of November, 2019.

TALOS NEWCO, INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and
Secretary

S ignature Page to Certificate of Incorporation of
Talos Production Inc.

State of Delaware Secretary of State Division of Corporations Delivered 08:02 AM 11/27/2019 FILED 08:03 AM 11/27/2019 SR 20198329414 - File Number 5250184

CERTIFICATE OF MERGER

merging

TALOS NEWCO, INC.
(a Delaware corporation),

with and into

TALOS PRODUCTION INC.
(a Delaware corporation)

November 27, 2019

Pursuant to Title 8, Section 251 (c) of the General Corporation Law of the State of Delaware (the "DGCL"), Talos Production Inc., a Delaware corporation (the "Corporation"), in connection with the merger of Talos NewCo, Inc., a Delaware corporation ("NewCo"), with and into the Company (the "Merger"), has executed the following Certificate of Merger:

1,      The name and state of incorporation of the constituent corporations to the Merger are as follows:

Name	Type of Entity	State of Incorporation

Talos NewCo, Inc.	Corporation	Delaware

Talos Production Inc.	Corporation	Delaware

2.       The Agreement and Plan of Merger between the constituent corporations (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by the constituent corporations in accordance with the DGCL.

3.     Under the terms of the Merger Agreement, NewCo will be merged with and into the Company. The Company will be the surviving corporation in the Merger, and the name of the surviving corporation is "Talos Production Inc." (the "Surviving Corporation").

4.      The certificate of incorporation of Talos Production Inc. as in effect immediately prior to the effectiveness of the Merger shall be the certificate of incorporation of the Surviving Corporation.

5.      The Merger shall become effective upon the filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware at 10:00 a.m., Eastern Time, on November 27, 2019.

6.     The Merger Agreement is on file at 333 Clay Street, Suite 3300, Houston, Texas 77002, an office of the Surviving Corporation.

7.       A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost, to any stockholder of any constituent corporation.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

TALOS PRODUCTION INC.

By	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary

Signature Page to Certificate of Merger of
Talos NewCo, Inc. with and into Talos Production Inc.